Filed Pursuant to Rule 424(b)(7)

Registration No. 333-262337

Prospectus Supplement No. 1

(To Prospectus dated January 25, 2022)

5,623,429

8x8, Inc.

Common Stock

This prospectus supplement no. 1 supplements and amends the prospectus dated January 25, 2022 (the “Prospectus”), relating to the offer and resale of 5,623,429 shares of our common stock, par value $0.001 per share, by the selling stockholders. The selling stockholders have acquired these shares from us in connection with our acquisition of Fuze, Inc. Such shares of common stock were sold and were, or will be, issued by us to the selling stockholders pursuant to the terms and subject to the conditions of the Agreement and Plan of Merger, dated as of November 30, 2021, by and among 8x8, Inc., Eagle Merger Sub, LLC, Fuze, Inc. and Shareholder Representative Services LLC (the “Merger Agreement”), and the related agreements.

This prospectus supplement should be read in conjunction with and accompanied by the Prospectus and is qualified by reference to the Prospectus, except to the extent that the information in this prospectus supplement supersedes the information contained in the Prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “EGHT.” On February 1, 2022, the last reported sale price for our common stock on the New York Stock Exchange was $15.38 per share.

Investing in our common stock involves a high degree of risk. Before investing, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 4 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 2, 2022.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is being filed to amend and supplement the information that appears under the caption “Selling Stockholders” in the Prospectus. Capitalized terms that are not defined in this prospectus supplement are defined in the Prospectus.

SELLING STOCKHOLDERS

The information in the table below should be consideriered in addition to the information appearing under the heading “Selling Stockholders” in the Prospectus dated January 25, 2022.

We are amending the Selling Stockholder table in the Prospectus to include additional stockholders, all other information contained in the Selling Stockholder table is unchanged.

	Prior to the Offering(1)			After the Offering
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding(2)	Number of Shares of Common Stock Being Registered for Resale(3)	Number of Shares of Common Stock Beneficially Owned(4)	Percent of Shares of Common Stock Outstanding
AU Special Investments L.P. (5)	50,719	*	50,719	-	*
AU Special Investments II, L.P. (6)	50,719	*	50,719	-	*
Corazon Capital LLC (7)	5	*	5	-	*
Daniel Bear	4	*	4	-	*
Greenspring Secondaries Fund II, L.P. (8)	218,162	*	218,162	-	*
Ian Salter	1	*	1	-	*
Intervis Partners LLC (9)	1	*	1	-	*
Mark Haase	3	*	3	-	*
Raymond Aucoin	1	*	1	-	*
Robert Browarek	8	*	8	-	*
Timothy Hughes	1	*	1	-	*
TPN Capstone Ventures LLC (10)	2,389	*	2,389	-	*

*	Less than 1%.

(1)

Shares shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account, and also include any “holdback” shares potentially issuable to such beneficial owner at the applicable release dates described below, to the extent not used to offset the indemnification obligations of such beneficial owner, pursuant to the Merger Agreement.

(2)

Based on 112,353,163 shares outstanding as of January 13, 2022, plus 5,623,429 shares sold and issued pursuant to the acquisition of Fuze (inclusive of up to 441,937 shares that are issuable pursuant to the payment of certain management carveout bonuses by March 19, 2022), which include up to (i) 1,153,523 “holdback” shares that are not issuable until April 18, 2023, provided that up to 115,352 of such “holdback” shares are not issuable until the earlier of (a) January 18, 2025 or (b) the date on which certain identified tax matters have been fully paid, and (ii) 346,053 “holdback” shares that are not issuable until the earlier of (a) January 18, 2025 or (b) the date on which certain identified tax matters have been fully paid, in each case, that are only then issuable to the extent that such shares were not used to offset certain indemnification obligations of the selling stockholders pursuant to the Merger Agreement.

(3)

Represents the number of shares being registered on behalf of each selling stockholder pursuant to this registration statement, which may be less than the total number of shares beneficially owned by such selling stockholder. The amounts set forth in this column do not include any shares of common stock that each selling stockholder may own beneficially or otherwise.

(4)

Assumes that the selling stockholders dispose of all of the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

(5)

AU Special Investments, L.P. (“AU”) is the record holder of these shares. StepStone Group LP (“StepStone”) is the investment manager of AU. StepStone Group Holdings LLC (“StepStone Group Holdings”) is the general partner of StepStone, and StepStone Group Inc. is the sole managing member of StepStone Group Holdings.

(6)

AU Special Investments II, L.P. (“AUSI II”) is the record holder of these shares. StepStone is the investment manager of AUSI II. StepStone Group Holdings is the general partner of StepStone, and StepStone Group Inc. is the sole managing member of StepStone Group Holdings.

(7)	Corazon Capital LLC is controlled by Sam Yagan.
(8)

Greenspring Secondaries Fund II, L.P. (“Greenspring”) is the record holder of these shares. StepStone is the investment manager of Greenspring. StepStone Group Holdings is the general partner of StepStone, and StepStone Group Inc. is the sole managing member of StepStone Group Holdings. On November 4, 2021 Greenspring changed its name to StepStone VC Secondaries Fund II, L.P.

(9)

Intervis Partners LLC is controlled by the following trusts: Sam Droste Yagan 2012 Gift Trust, Jessica Droste Yagan 2012 Gift Trust, Jack Droste Yagan 2012 Gift Trust, Margaret Droste Yagan 2012 Gift Trust and Max Droste Yagan 2012 Gift Trust. Sam Droste Yagan is the trustee for the Jessica Droste Yagan 2012 Gift Trust. Jessica Droste Yagan is the trustee for each of the following trusts: Sam Droste Yagan 2012 Gift Trust, Jack Droste Yagan 2012 Gift Trust, Margaret Droste Yagan 2012 Gift Trust and Max Droste Yagan 2012 Gift Trust.

(10)	TPN Capstone Ventures LLC is controlled by John M. Ferrara.

PROSPECTUS

8x8, Inc.

Common Stock

The selling stockholders of 8x8, Inc. listed beginning on page 7, together with any additional selling stockholders listed in any applicable prospectus supplement, may offer and resell up to 5,623,429 shares of our common stock, par value $0.001 per share. The selling stockholders have acquired these shares from us in connection with our acquisition of Fuze, Inc. Such shares of common stock were sold and were, or will be, issued by us to the selling stockholders pursuant to the terms and subject to the conditions of the Agreement and Plan of Merger, dated as of November 30, 2021, by and among 8x8, Inc., Eagle Merger Sub, LLC, Fuze, Inc. and Shareholder Representative Services LLC (the “Merger Agreement”), and the related agreements.

We are not selling any shares of our common stock under this prospectus and we will not receive any of the proceeds from the sale of shares by the selling stockholders. The selling stockholders may sell the shares of common stock described in this prospectus through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section of this prospectus entitled “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange under the symbol “EGHT.” On January 20, 2022, the last reported sale price for our common stock on the New York Stock Exchange was $15.61 per share.

Investing in our common stock involves a high degree of risk. Before investing, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 25, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this process, selling stockholders named in this prospectus or in one or more supplements to this prospectus may sell shares of common stock from time to time. Each time any selling stockholder not named herein sells shares of common stock under the registration statement, of which this prospectus is a part, such selling stockholder will provide a copy of this prospectus and any applicable prospectus supplement, as required by law. Any applicable prospectus supplement may add, update or change information contained in this prospectus.

The selling stockholders may offer and sell shares of common stock directly to purchasers, through agents selected by the selling stockholders or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of shares of common stock. See “Plan of Distribution.”

You should read this prospectus together with any applicable prospectus supplement, as well as additional information described under the heading “Where You Can Find More Information.” You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any applicable “free writing prospectus.” We have not authorized, and no selling stockholder has authorized, anyone else to provide you with different or additional information. No offer of shares of common stock is being made in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read the entire prospectus, as well as the documents incorporated by reference in the prospectus, any applicable prospectus supplement and any applicable “free writing prospectus” before making an investment decision.

References in this prospectus to the terms “the Company,” “8x8,” “we,” “our” and “us” or other similar terms mean 8x8, Inc. and our wholly owned subsidiaries, unless we state otherwise or the context indicates otherwise.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all information that you should consider before investing in our common stock. You should read the following summary together with the more detailed information regarding 8x8, the common stock being registered hereby, our financial statements and notes thereto and our risk factors, before deciding whether to purchase shares of our common stock from the selling stockholders.

Our Company

We are a leading software-as-a-service (“SaaS”) provider of voice, video, chat, contact center and application programming interface (“API”) solutions powered by one global cloud communications platform. From our proprietary cloud technology platform, organizations across all their locations and employees globally have access to unified communications, team collaboration, video conferencing, contact center, data and analytics, communication APIs and other services, enabling them to be more productive and responsive to their customers.

Our customers represent companies ranging from small businesses to large multinational enterprises, and their users are spread across more than 150 countries. In recent years, we have increased our focus on the mid-market (which we define as customers that generate $25,000 to $100,000 Annual Recurring Revenue (“ARR”)) and enterprise (which we define as customers that generate more than $100,000 ARR) customer categories.

We have a portfolio of SaaS offerings made available at different rates varying by the specific functionalities, services and number of users. We generate service revenue from subscriptions to our communication services as well as from our customer’s usage of our platform services. We generate other revenues from the sales and rentals of office phones and other hardware equipment, and professional services. We define a “customer” as one or more legal entities to which we provide services pursuant to a single contractual arrangement. In some cases, we may have multiple billing relationships with a single customer (for example, where we establish separate billing accounts for a parent company and each of its subsidiaries).

Our flagship service is our 8x8 X Series, a next generation suite of unified communications as a service (“UCaaS”) and contact center as a service (“CCaaS”) solutions, which consist of service plans of increasing functionality designated X1, X2, etc., through X8. With 8x8 X Series, we provide enterprise-grade voice, unified communications, video meetings, team collaboration and contact center functionalities from a single platform. The continued increase in demand for an integrated UCaaS and CCaaS solution led us to introduce eXperience Communications as a Service, a deployment model that erases boundaries between UCaaS and CCaaS, delivered through our differentiated single platform.

We were incorporated in California in February 1987 and reincorporated in Delaware in December 1996. Our principal executive offices are located at 675 Creekside Way, Campbell, CA 95008, and our telephone number at that location is: (408) 727-1885. Our website is www.8x8.com. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Information contained on, or accessible through, our website is not incorporated by reference into this prospectus, and you should not consider information contained on, or accessible through, our website as part of this prospectus. Reference to our website is made as an inactive textual reference.

The Offering

Common stock offered by the selling stockholders	Up to 5,623,429 shares.

Our common stock is listed on the New York Stock Exchange under the symbol	EGHT

Use of proceeds	All of the shares of common stock being offered under this prospectus are being sold by the selling stockholders. Accordingly, we will not receive any proceeds from the sale of these shares.

Background

On November 30, 2021, we entered into an Agreement and Plan of Merger with Eagle Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of 8x8 (“Merger Sub”), Fuze, Inc., a Delaware corporation (“Fuze”), and Shareholder Representative Services LLC, as the Seller Agent. Pursuant to the Merger Agreement, on January 18, 2022 (the “Effective Time”), Merger Sub merged with and into Fuze, with Fuze surviving as a wholly owned subsidiary of 8x8.

Our stockholders are not third-party beneficiaries under the Merger Agreement and the related agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of 8x8, Fuze or any of their respective subsidiaries.

Throughout this prospectus, when we refer to the shares of our common stock, the offer and sale of which are being registered on behalf of the selling stockholders, we are referring to the shares of common stock held by former holders of securities of Fuze that were sold and issued pursuant to the Merger Agreement and the related agreements. When we refer to the “selling stockholders” in this prospectus, we are referring to former holders of securities of Fuze.

RISK FACTORS

Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed below and under the heading “Risk Factors” in any prospectus supplement, together with all of the other information contained or incorporated by reference in this prospectus or any prospectus supplement. You should also consider the risk factors related to our business and operations described in Part I, Item 1A of our most recent Annual Report on Form 10-K under the heading “Risk Factors” and updated in Part II, Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, under the heading “Risk Factors,” which are incorporated by reference in this prospectus. See “Where You Can Find More Information” in this prospectus. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

We may not realize all of the anticipated benefits of the acquisition of Fuze.

The success of our acquisition of Fuze will depend, in part, on our ability to realize the anticipated growth opportunities and synergies from combining the businesses of our company and Fuze. Our ability to realize these anticipated benefits, and the timing of this realization, depend upon a number of factors and future events, many of which we and Fuze, individually or collectively, cannot control. These factors and events include:

•	our ability to successfully and timely integrate Fuze’s business and operations with ours;

•	obtaining and maintaining intellectual property rights relating to Fuze technology;

•	retaining and attracting key employees;

•	the reaction of Fuze’s customers, business partners and competitors to the acquisition;

•	consolidating corporate and administrative functions; and

•	minimizing the diversion of management’s attention from ongoing business concerns.

We cannot assure you that any of the foregoing factors will not have an adverse effect on our business, financial condition and prospects.

Acquisitions involve risks, including inaccurate assessment of undisclosed, contingent or other liabilities or problems. Following the completion of the acquisition, the surviving corporation possesses not only all of the assets, but also all of the liabilities of Fuze. It is possible that undisclosed, contingent or other liabilities or problems may arise in the future of which we were previously unaware. These undisclosed liabilities could have an adverse effect on our business, financial condition and prospects.

If the selling stockholders immediately sell their shares of our common stock received in the acquisition, they could cause our common stock price to decline.

The sale and issuance of our common stock in connection with the Fuze acquisition could have the effect of depressing the market price for our common stock, through dilution of earnings per share or otherwise. Once the registration statement, of which this prospectus is a part, is declared effective, all of the shares of common stock (aside from the “holdback” shares and shares pursuant to the payment of certain management carveout bonuses) sold and issued to the former security holders of Fuze in connection with the closing of the acquisition will be available for resale in the public market, subject to potential forfeiture or a right of repurchase under certain conditions.

In addition, many of the former security holders of Fuze may decide not to hold the shares of our common stock they will receive in the acquisition. Other former security holders of Fuze, such as funds with limitations on their permitted holdings of stock in individual issuers, may be required to sell the shares of our common stock that they receive in the acquisition. Such sales of our common stock could have the effect of depressing the market price for our common stock and may take place promptly following the sale and issuance of the common stock to the former security holders of Fuze. In addition, future events and conditions could increase the dilution that is currently projected, including adverse changes in market conditions, additional transaction and integration related costs and other factors such as the failure to realize some or all of the benefits anticipated in the acquisition. Any dilution of, or delay of any accretion to, our earnings per share could cause the price of shares of our common stock to decline or grow at a reduced rate. These sales may also make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate to raise funds through future offerings of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement and the documents incorporated therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements that involve expectations, plans or intentions (such as those relating to future business, future results of operations or financial condition, new or planned features or services or management strategies). These forward-looking statements can be identified by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “project,” “forecast” and other similar expressions. These forward-looking statements involve risks and uncertainties that could cause our actual results and financial condition to differ materially from those expressed or implied in our forward-looking statements.

Such risks and uncertainties include, among others, those discussed under “Risk Factors” in this prospectus, in our Annual Report on Form 10-K for the year ended March 31, 2021, in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, as well as in our unaudited condensed consolidated financial statements, related notes and the other information appearing elsewhere in our filings with the SEC. We do not intend, and undertake no obligation, to update any of our forward-looking statements after the date of this prospectus to reflect actual results or future events or circumstances, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.

USE OF PROCEEDS

The selling stockholders will make offers and sales pursuant to this prospectus and any applicable prospectus supplement. We will not receive any proceeds from the sale or other disposition by the selling stockholders of the shares of our common stock covered hereby, or interests therein. The selling stockholders will pay any expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of these shares. Except for certain block trades and other coordinated offerings, where we and the selling stockholders will each pay fifty percent (50%) of such registration costs, fees and expenses, we will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, printing expenses, listing fees of the New York Stock Exchange, “blue sky” fees and expenses and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING STOCKHOLDERS

We are registering for resale up to 5,623,429 shares of our common stock that may be sold by the selling stockholders set forth herein. Of the 5,623,429 shares of common stock (which include up to 441,937 shares that are issuable pursuant to the payment of certain management carveout bonuses by March 19, 2022), up to (i) 1,153,523 of such shares are “holdback” shares that are not issuable until April 18, 2023, provided that up to 115,352 of such “holdback” shares are not issuable until the earlier of (a) January 18, 2025 or (b) the date on which certain identified tax matters have been fully paid, and (ii) 346,053 of such shares are “holdback” shares that are not issuable until the earlier of (a) January 18, 2025 or (b) the date on which certain identified tax matters have been fully paid, in each case, that are only then issuable to the extent that such shares were not used to offset certain indemnification obligations of the selling stockholders pursuant to the Merger Agreement. The shares were sold and were, or will be, issued by us to the former stockholders of Fuze in connection with the closing of the acquisition pursuant to the terms of the Merger Agreement and the related agreements. For the purposes of the information presented below with respect to the ownership of the selling stockholders, we have assumed that all such “holdback” shares were fully issued and outstanding as of the date of the below calculations.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to our common stock. To our knowledge, the selling stockholders have sole voting and investment power with respect to their respective shares of common stock, unless otherwise noted below. The selling stockholders may sell some, all or none of their respective shares of common stock offered by this prospectus from time to time. We do not know how long the selling stockholders will hold their respective shares of common stock covered hereby before selling them. Other than the Merger Agreement and the agreements contemplated thereby, we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares of common stock being offered hereunder.

	Prior to the Offering(1)			After the Offering
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding(2)	Number of Shares of Common Stock Being Registered for Resale(3)	Number of Shares of Common Stock Beneficially Owned(4)	Percent of Shares of Common Stock Outstanding
2011 Boillot Family Trust (5)	6,839	*	6,839	—	*
Aaron Evans	45,988	*	45,988	—	*
AB Private Credit Investors Corporation	10,754	*	10,754	—	*
AB Private Credit Investors Middle Market Direct Lending Fund II, L.P. (6)	17,130	*	17,130	—	*
AB Private Credit Investors Middle Market Direct Lending Fund, L.P. (6)	47,842	*	47,842	—	*
Adam Oppedisano	13	*	13	—	*
Advanced Technology Partners VIII, LP	23,318	*	23,318	—	*
Advanced Technology Ventures VIII, LP (7)	64,095	*	64,095	—	*
Alexander Shipley	1	*	1	—	*
Alexander Zschaler	10	*	10	—	*
AlgoInvestor, LLC (8)	68,378		68,378
Amanda Jerome	16	*	16	—	*
Andrew Boszhardt Jr.	4	*	4	—	*
Andrew Chin	1	*	1	—	*
Andrew Farrell	1	*	1	—	*
Andrew Ory	184	*	184	—	*
Anthony Meo	42	*	42	—	*
Avin Raj	1	*	1	—	*
AXA Equitable Life Insurance Company	7,258	*	7,258	—	*
Benjamin Clemmons	3	*	3	—	*
Benjamin Josse	1	*	1	—	*
Benjamin Merkley	3,066	*	3,066	—	*
Bessemer Venture Partners VIII Institutional LP (9)	307,417	*	307,417	—	*
Bessemer Venture Partners VIII LP (9)	255,617	*	255,617	—	*
Blue Glacier Fund, L.P. - Class D-1(10)	201,127	*	201,127	—	*

Brendan Reeves	1	*	1	—	*
Brian Day	215,245	*	215,245	—	*
Carolyn Law	12	*	12	—	*
Charles Newark-French	67	*	67	—	*
Christian Rudder	1	*	1	—	*
Christopher Conry	30,659	*	30,659	—	*
Christopher Jones	30,658	*	30,658	—	*
Christopher Larson	4	*	4	—	*
Courtney Thompson	1	*	1	—	*
Crestline Makena Fund, L.P. (S2) (11)	84,601	*	84,601	—	*
Crestline Opportunity Fund Offshore SMA Mini-Master, L.P. (11)	44,237	*	44,237	—	*
Crestline Opportunity Fund SMA, L.P. (11)	12,435	*	12,435	—	*
Crestline Opportunity IV Master Fund II, L.P. (11)	676,891	*	676,891	—	*
Cyrus Nelson	5	*	5	—	*
Dalton Van Hatcher	11	*	11	—	*
Dalya Abdul-Razzak	1	*	1	—	*
Damon Miller	64	*	64	—	*
Dan Brayshaw	10	*	10	—	*
Daniel Haarmann	83	*	83	—	*
Daniel Kinsley	34	*	34	—	*
David Donatelli	36,790	*	36,790	—	*
David Laubner	68	*	68	—	*
David Oliver	5	*	5	—	*
David Woolwine	12	*	12	—	*
Dean Holmes	5	*	5	—	*
Dennis Daly	9,197	*	9,197	—	*
Diane Marie Thorburn	16	*	16	—	*
Diego Saavedra	10	*	10	—	*
Edward Durkin	45,473	*	45,473	—	*
Edward Nolen	162	*	162	—	*
Elisa Gilmartin	85,763	*	85,763	—	*
Elizabeth Walker	6,131	*	6,131	—	*
Emily Deluca	4	*	4	—	*
Eric Hanson	10,731	*	10,731	—	*
FRANK CHISHOLM	14	*	14	—	*
G Kokinos	3,671	*	3,671	—	*
G20 Ventures I, L.P.	158,188	*	158,188	—	*
Gabriel Hall	221	*	221	—	*
Gary Delmonte	23	*	23	—	*
Great Oaks Venture Capital LLC (12)	1	*	1	—	*
Great Oaks Venture Fund LP (12)	5	*	5	—	*
Hadley Harbor Master Investors (Cayman) L.P. c/o Wellington Management Company (13)	72,145	*	72,145	—	*
Haim Ribbi	1	*	1	—	*
Henry Lanier	1	*	1	—	*
Igor (Pierre) Schlumberger	1	*	1	—	*
Jacob Top Moller	1	*	1	—	*
James Bruck	3	*	3	—	*
Jayesh Patel	162	*	162	—	*
Jeffrey Larimer	10	*	10	—	*
Jennifer Machida	3	*	3	—	*
Jessica Droste Yagan	1	*	1	—	*
Joaquim Castella Vilaseca	5	*	5	—	*

676,891

676,891

215,245

John Allbin	1	*	1	—	*
John Bridgewater	326	*	326	—	*
John Cassidy	1	*	1	—	*
John Ferrara	43	*	43	—	*
John Hamm	5	*	5	—	*
John McMahon	272	*	272	—	*
John Milton	32,111	*	32,111	—	*
John Nelson	10	*	10	—	*
Jonathan Mirkin	13,702	*	13,702	—	*
Joseph Cesario	10	*	10	—	*
Joseph Ciejek	1	*	1	—	*
Joseph Prew	1	*	1	—	*
Julien Alteirac	6	*	6	—	*
Keith Seidman	244	*	244	—	*
Kristen Aurelio	4	*	4	—	*
Lincoln Family Investments, LLC (14)	21,406	*	21,406	—	*
Luca Lazzaron	125	*	125	—	*
Margaret Syms	10	*	10	—	*
Mark King	43	*	43	—	*
Marouane Bekkouri	1	*	1	—	*
Matthew Morin	4	*	4	—	*
Melissa Meo	5	*	5	—	*
Michael Donelan	3	*	3	—	*
Michael Granieri	116	*	116	—	*
Michael Kramer	3	*	3	—	*
Michael Lantzy	3	*	3	—	*
Michael Liddell	476	*	476	—	*
Michael Margolis	5	*	5	—	*
Michelle Beck	1	*	1	—	*
Ned Daniels	3	*	3	—	*
New World 2010 LLC (15)	1	*	1	—	*
Nicolas Bischoff	2	*	2	—	*
Orin Wentworth	4	*	4	—	*
Palamine Holdings, LLC (16)	3,418	*	3,418	—	*
Patricia Black	472	*	472	—	*
Patrick Brogan	195	*	195	—	*
Paul Ohls	14	*	14	—	*
Paul Szemerenyi	21	*	21	—	*
Perry Michael Pinto Trust (17)	13,726	*	13,726	—	*
Philip Dejoy	16	*	16	—	*
Philip Paro	9,197	*	9,197	—	*
Regis Eloi	10	*	10	—	*
Richard Rivera	63	*	63	—	*
Riley Fritsch	1	*	1	—	*
Robert Scudiere	184,801	*	184,801	—	*
Roger Eckroat	5	*	5	—	*
Roger Walton	726	*	726	—	*
Ronald Calixto	10,730	*	10,730	—	*
Ronald Swanink	1	*	1	—	*
Ryan Wilcox	34	*	34	—	*
S Kokinos	608	*	608	—	*

Sachin Bagul	1	*	1	—	*
Sam Yagan Revocable Trust (18)	1	*	1	—	*
Scott Castelluccio	5	*	5	—	*
Stephen Bardige	145	*	145	—	*
Stuart E. Lucas 1991 Trust (19)	5,471	*	5,471	—	*
Sumit Kandpal	5	*	5	—	*
Summit Investors I (UK) LP (20)	522	*	522	—	*
Summit Investors I LLC (20)	4,404	*	4,404	—	*
Summit Partners Entrepreneur Advisors Fund II LP (20)	323	*	323	—	*
Summit Partners Growth Equity Fund VIII-A LP (20)	940,894	*	940,894	—	*
Summit Partners Growth Equity Fund VIII-B LP (20)	343,728	*	343,728	—	*
TCV Member Fund, L.P.	48,716	*	48,716	—	*
TCV VIII (A), L.P.	180,697	*	180,697	—	*
TCV VIII (B), L.P.	41,617	*	41,617	—	*
TCV VIII, L.P.	670,066	*	670,066	—	*
Teacher Retirement System of Texas	86,791	*	86,791	—	*
Teresa Sloboth	1	*	1	—	*
Theavy Huy	3	*	3	—	*
Theodore Engel	3	*	3	—	*
Thomas Lake	232	*	232	—	*
Timothy Alexander	3	*	3	—	*
Velvet Capital LLC (21)	5	*	5	—	*
White Squall s.a.r.l. (22)	101,769	*	101,769	—	*
William Ayala	1	*	1	—	*
Zachary Schultz	13	*	13	—	*

*	Less than 1%.
(1)

Shares shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account, and also include any “holdback” shares potentially issuable to such beneficial owner at the applicable release dates described below, to the extent not used to offset the indemnification obligations of such beneficial owner, pursuant to the Merger Agreement.

(2)

Based on 112,353,163 shares outstanding as of January 13, 2022, plus 5,623,429 shares sold and issued pursuant to the acquisition of Fuze (inclusive of up to 441,937 shares that are issuable pursuant to the payment of certain management carveout bonuses by March 19, 2022), which include up to (i) 1,153,523 “holdback” shares that are not issuable until April 18, 2023, provided that up to 115,352 of such “holdback” shares are not issuable until the earlier of (a) January 18, 2025 or (b) the date on which certain identified tax matters have been fully paid, and (ii) 346,053 “holdback” shares that are not issuable until the earlier of (a) January 18, 2025 or (b) the date on which certain identified tax matters have been fully paid, in each case, that are only then issuable to the extent that such shares were not used to offset certain indemnification obligations of the selling stockholders pursuant to the Merger Agreement.

(3)

Represents the number of shares being registered on behalf of each selling stockholder pursuant to this registration statement, which may be less than the total number of shares beneficially owned by such selling stockholder. The amounts set forth in this column do not include any shares of common stock that each selling stockholder may own beneficially or otherwise.

(4)

Assumes that the selling stockholders dispose of all of the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

(5)	2011 Boillot Family Trust is controlled by Stuart Lucas.
(6)

AB Private Credit Investors Middle Market Direct Lending Fund, L.P. and AB Private Credit Investors Middle Market Direct Lending Fund II, L.P. are managed by AB Private Credit Investors Middle Market Direct Lending G.P. LP., which is managed by AB Private Credit Investors Middle Market Direct Lending Management L.P., which is managed by AB Private Credit Investors Middle Market Direct Lending Management GP Ltd. J. Brent Humphries is the sole director of AB Private Credit Investors Middle Market Direct Lending Management GP Ltd.

(7)	Advanced Technology Ventures VIII, LP is controlled by G20 Ventures I.
(8)	AlgoInvestor, LLC is controlled by G Kokinos.
(9)

Securities are held by Bessemer Venture Partners VIII L.P. and Bessemer Venture Partners VIII Institutional L.P., together with the Bessemer Entities. Deer VIII & Co. L.P., or Deer VIII L.P., is the general partner of the Bessemer Entities. Deer VIII & Co. Ltd., or Deer VIII Ltd., is the general partner of Deer VIII L.P. Robert P. Goodman, David Cowan, Jeremy Levine, Byron Deeter and Robert M. Stavis are the directors of Deer VIII Ltd. and hold the voting and dispositive power for the Bessemer Entities. Investment and voting decisions with respect to the shares held by the Bessemer Entities are made by the directors of Deer VIII Ltd. acting as an investment committee.

(10)	Blue Glacier Fund, L.P. – Class D-1 is controlled by Crestline Management, L.P. and Doug Bratton.

(11)

Crestline Makena Fund, L.P. (S2), Crestline Opportunity Fund Offshore SMA Mini-Master, L.P., Crestline Opportunity Fund SMA, L.P. and Crestline Opportunity IV Master Fund II, L.P. are controlled by Crestline Management, L.P. and Doug Bratton.

(12)	Great Oaks Venture Capital LLC and Great Oaks Venture Fund LP are controlled by Andrew K. Boszhardt, Jr.
(13)	Hadley Harbor Master Investors (Cayman) L.P, is controlled by Wellington Management Company LLP, which is a subsidiary of Wellington Management Group LLP.
(14)	Lincoln Family Investments, LLC is controlled by Andrew D. Ory and Linda Hammett Ory.
(15)	New World 2010 LLC is controlled by Eric A. Schreiner.
(16)	Palamine Holdings, LLC is controlled by Etienne Boillot and Nicholas Boillot.
(17)	Perry Michael Pinto Trust is controlled by Perry M. Pinto.
(18)	Sam Yagan Revocable Trust is controlled by Sam Yagan.
(19)	Stuart E. Lucas 1991 Trust is controlled by Stuart Lucas.
(20)

Summit Partners, L.P. is the managing member of Summit Partners GE VIII, LLC, which is the general partner of Summit Partners GE VIII, L.P., which is the general partner of each of Summit Partners Growth Equity Fund VIII-A, L.P., and Summit Partners Growth Equity Fund VIII-B, L.P. Summit Master Company, LLC is (i) the sole member of Summit Partners Entrepreneur Advisors GP, LLC, which is the general partner of Summit Partners Entrepreneur Advisor Fund I, L.P., (ii) the managing member of Summit Investors Management, LLC, which is the manager of Summit Investors I, LLC and the general partner of Summit Investors I (UK), L.P. Summit Master Company, LLC, is the managing member of Summit Investors Management, LLC, and the sole member of Summit Partners Entrepreneur Advisors GP, LLC has delegated investment decisions, including voting and dispositive power, to Summit Partners, L.P. and its Investment Committee responsible for voting and investment decisions with respect to such securities. Summit Partners, L.P., through a two-person Investment Committee responsible for voting and investment decisions with respect to such securities, currently composed of Peter Y. Chung and Scott C. Collins, has voting and dispositive authority over the shares held by each of these entities.

(21)	Velvet Capital LLC is controlled by Inaki Berenguer.
(22)

White Squall S.a r.l. is controlled by Canepa TMT Global Fund CLP-SIF, its sole shareholder, which is managed by Canepa TMT Global Partners CLP, its general partner, which in turn is managed by Canepa Management GP COOP S.A., its general partner, which is managed by its board of directors, which consists of Bertrand Party, Francisco Felix Rodriguez, Richard van’t Hof and Jose Vicini, each of whom disclaims beneficial ownership of the shares held of record by White Squall S.a r.l.

PLAN OF DISTRIBUTION

The selling stockholders (including their donees or pledgees) may distribute the shares of common stock offered hereby from time to time, directly by the selling stockholders or alternatively through underwriters, broker-dealers or agents, in one or more transactions:

•	at fixed prices;

•	at prevailing market prices at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected in transactions (which may involve crosses or block transactions):

•	on any national securities exchange or quotation service on which the shares of common stock offered hereby may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market; and

•	through the writing of options.

In no event may such method(s) of distribution take the form of an underwritten offering of the shares of common stock offered hereby without our prior agreement. The selling stockholders and any underwriters, broker-dealers and agents participating in the distribution of the shares of common stock offered hereby may be deemed to be “underwriters” within the meaning of the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. If the selling stockholders effect such transactions by selling the shares of common stock offered hereby to or through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock offered hereby and owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, donee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock offered hereby in other circumstances, in which in certain cases, the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Under the securities laws of some states, the shares of common stock offered hereby may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock offered hereby may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of the shares of common stock offered hereby pursuant to the registration statement, of which this prospectus forms a part. Regulation M may limit the timing of purchases and sales of any of the shares of common stock offered hereby by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock offered hereby to engage in market-making activities with respect to the shares of common stock offered hereby. All of the foregoing may affect the marketability of the shares of common stock offered hereby and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock offered hereby.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock offered hereby will be freely tradable in the hands of persons other than our affiliates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy information filed by us with the SEC at the SEC’s public reference section, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference section can be obtained by calling 1-800-SEC-0330. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. We maintain an internet site at http://investors.8x8.com where information about us, including SEC filings, is also available free of charge. However, the information on, or accessible through, our internet site is not incorporated by reference in this prospectus and any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement. Reference to our internet site is made as an inactive textual reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is included and prior to the effectiveness of such registration statement, and (iii) and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules (including Items 2.02 and 7.01 of Form 8-K):

•	Our Annual Report on Form 10-K for the year ended March 31, 2021, filed with the SEC on May 17, 2021;

•

Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on June  24, 2021, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, filed with the SEC on May 17, 2021;

•	Quarterly Reports on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 3, 2021, and for the quarter ended June 30, 2021, filed with the SEC on August 4, 2021;

•

Current Reports on Form 8-K filed with the SEC on August 4 2021, August  9, 2021, August  10, 2021, December  1, 2021, December  14, 2021, December  15, 2021, January  18, 2022 and January 25, 2022, respectively; and

•

The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on December 1, 2017, pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at the following address: 8x8, Inc., Investor Relations, 675 Creekside Way, Campbell, CA 95008, or telephone at (408) 495-2524.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus has been passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements and schedule appearing in our Annual Report on Form 10-K for the year ended March 31, 2021, and the effectiveness of our internal control over financial reporting as of March 31, 2021, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for credit losses) given upon their authority as experts in accounting and auditing.

The audited historical financial statements of Fuze included in the Company’s Current Report on Form 8-K/A, dated January 25, 2022, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Fuze’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.